Exhibit h.6

Newtek Business Services Corp.

First Supplement to the Amended and Restated Equity Distribution Agreement

Dated as of

July 3, 2018

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, California 94111

Attention: Equity Securities

Compass Point Research & Trading, LLC

1055 Thomas Jefferson Street NW

Suite 303

Washington, D.C. 20007

Attention: Jody Rosen, General Counsel

Ladenburg Thalmann & Co. Inc.

570 Lexington Avenue

Floor 12

New York, NY

Attention: Equity Securities Desk

D.A. Davidson & Co.

8 Third Street North,

Great Falls, MT 59401

Attention: Equity Syndicate

Ladies and Gentlemen:

Newtek Business Services Corp., a Maryland corporation (the “Company”), and JMP Securities LLC, Compass Point Research & Trading, LLC, Ladenburg Thalmann & Co. Inc., and D.A. Davidson & Co. (each a “Placement Agent,” or collectively “Placement Agents”) hereby agree and confirm that this First Supplement to the Amended and Restated Equity Distribution Agreement (this “First Supplement”) supplements the Amended and Restated Equity Distribution Agreement, dated as of September 6, 2017, by and among the Company and the Placement Agents (the “Amended and Restated Equity Distribution Agreement”), as follows:

1. The fourth full paragraph in Section 1 of the Amended and Restated Equity Distribution Agreement is replaced in its entirety with the following:

The Company has prepared and filed with the Commission a registration statement on Form N-2 (File No. 333-224976), covering the registration of the offering and sale of the Securities (defined below) and certain of the Company’s other securities under the Securities Act of 1933, as amended (including the rules and regulations of the Commission promulgated thereunder, the “Securities Act”), which registration statement has been declared effective by the Commission. Such registration statement, including any post-effective amendments thereto, the exhibits thereto and any schedules thereto, at the time the registration statement or any post-effective amendments thereto became effective, and including any information that is deemed to be part thereof pursuant to Rule 430C of the Securities Act, is herein called the “Initial Registration Statement.” Any registration statement filed pursuant to Rule 462(b) under the Securities Act is herein called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” (defined below) shall include the Rule 462(b) Registration Statement. The Company also has prepared a prospectus supplement (the “Prospectus Supplement”) specifically relating to the up to 2,900,000 shares of Common Stock (the “Securities”), which Prospectus Supplement supplements the base prospectus, dated June 26, 2018 (the “Base Prospectus”), included as part of the Registration Statement. The Base Prospectus included in the Initial Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such Prospectus Supplement has most recently been filed by the Company with the Commission pursuant to Rule 497 under the Securities Act is herein called the “Prospectus.”

2. The Company and each Placement Agent agree to be bound by and comply with the terms and provisions of the Amended and Restated Equity Distribution Agreement (as amended by paragraph 1 hereof).

3. This First Supplement will inure to the benefit of and be binding upon the parties hereto, and their respective successors, and to the benefit of the employees, officers, and directors and controlling persons referred to in Section 11(a) and Section 11(b) of the Amended and Restate Equity Distribution Agreement, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities (as defined in the Amended and Restated Equity Distribution Agreement) as such from any of the Placement Agents merely by reason of such purchase.

4. The invalidity or unenforceability of any section, paragraph, or provision of this First Supplement shall not affect the validity or enforceability of any other section, paragraph, or provision hereof or of the Amended and Restated Equity Distribution Agreement. If any section, paragraph, or provision of this First Supplement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

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5. This First Supplement, and any claim, dispute or action arising out of or relating hereto, shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

6. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplement to be executed in their names and on their behalf by and through their duly authorized persons, effective as of the date set forth above.

NEWTEK BUSINESS SERVICES CORP.

By:
Name:	Barry Sloane
Title:	Chief Executive Officer & President

JMP Securities LLC

By:
Name:
Title:

Compass Point Research & Trading, LLC

By:
Name:
Title:

Ladenburg Thalmann & Co. Inc.

By:
Name:
Title:

D.A. Davidson & Co.

By:
Name:
Title:

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